                                                                       EX-10.11


                             Predictive Systems Inc.
                         Professional Services Agreement

                         Professional Services Agreement

         This Professional Services Agreement ("Agreement") is entered into by and between Predictive Systems, Inc. ("Predictive"), a Delaware corporation with offices at 417 5th Avenue, New York, NY 10016, and Bear Stearns & Company, Inc. ("Customer") with offices at 245 Park Avenue, New York, NY 10167.

1.       SERVICES

         1.1.   Statements of Work

                All services to be provided by Predictive to Customer under the terms of this Agreement (interchangeably referred to as "Projects" or "Services") must be set forth in a written statement signed by both parties (each a "Statement of Work"). All Statements of Work shall state the Services to be provided, the applicable fees of Predictive, and such other terms as the parties shall agree. The initial Statement of Work is set forth in Attachment A hereto. Customer may, from time to time, identify services which Customer desires to be provided by Predictive and, upon mutual agreement of both parties about the details of the services to be provided and the applicable fees, the parties shall execute a Statement of Work. Upon execution by both parties, Statements of Work shall become an integral part of this Agreement for purposes of the Services/Projects set forth in such Statements of Work.

         1.2.   Qualified Personnel

                Predictive shall provide qualified personnel to perform the Services, and expressly reserves the right to replace such personnel with other qualified personnel at any time, provided it does not materially adversely affect the Project completion schedule.

         1.3.   Project Delay

                Predictive shall not be responsible for any delay in the performance of Services due to causes beyond the reasonable control of Predictive.

         1.4.   Subcontracting

                Predictive reserves the right to subcontract to third parties any or all Services or Deliverables (as defined below) to be provided by Predictive under this Agreement. In the case of any such subcontracting, Predictive shall retain the responsibility for the work that is subcontracted.

2.       TERM

         This Agreement is effective on the later of the dates on which the parties execute this Agreement ("Effective Date"). The initial term of this Agreement ("Initial Contract Period") shall commence on the Effective Date and shall continue in effect according to the schedule in the initial Statement of Work (Attachment A) unless sooner terminated pursuant to Paragraphs 10.1 through
10.3 hereof. After the Initial Contract Period, this Agreement shall continue in effect for the duration specified in any other Statement of Work, or if no such period is specified, on a monthly basis until terminated pursuant to Paragraph
10.4 hereof.

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3.       IMPLEMENTATION

         By execution of this Agreement, Customer authorizes Predictive to begin implementing the Project set forth in the initial Statement of Work (Attachment
A).

4.       CHARGES AND PAYMENT

         4.1.   Fees

                The fees for the initial Statement of Work (Attachment A) are based on a scale as set forth in Attachment A. If Predictive is required to provide Services beyond the agreed upon term or scope of any Statement of Work, Predictive may at its sole discretion make revisions to any part of such Statement of Work, including, without limitation, the right to increase the fees, provided that Predictive gives Customer at least thirty (30) days prior written notice describing the changes. Upon receipt of such notice, Customer shall cooperate with Predictive in promptly making any necessary written modifications to the applicable Statement of Work. In addition, Predictive retains the right to change its standard rates, if any, for the provision of Services, from time to time, and for new Statements of Work.


         4.2.   Travel And Living Expenses

                Customer shall be charged and agrees to pay for any reasonable travel or living expenses incurred by Predictive while performing the required Services in any location beyond a 50 mile radius of a Predictive office.

         4.3.   Payment

         a) Customer shall pay Predictive all fees and expenses under this Agreement without deduction or setoff. All payments shall be mailed to Predictive's address stated on the invoice.

         b) Invoices shall be issued monthly unless otherwise stated in Attachment A or other applicable Statements of Work. Customer shall pay invoices within thirty (30) days from the date stated on the invoice.

         c) Customer shall be held liable for any late fees or assessments for any invoices not paid within thirty (30) days from the date stated on the invoice. The thirty-first day after the date stated on the invoice shall be considered the first day of delinquency, and late fees shall be assessed at the rate of 1.5% per month, or, if lower, the maximum rate allowed by law. In the event payment is not made and Customer's account is referred to a collection agency, Customer will pay all costs of collection.

         4.4.   Taxes

                Customer shall be solely responsible for the payment, when and as due, of any and all taxes due on the Projects regardless of how such taxes may be designated (excluding taxes on Predictive's net income).

5.       CUSTOMER'S RESPONSIBILITIES CONCERNING THE PROJECT

         5.1.   General Responsibilites

         a) Customer shall provide Predictive with any information, data, designs, or documentation required by Predictive to perform the Services.

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         b) Customer shall ensure that appropriate personnel of Customer are available to provide information and other support to Predictive during the term of this Agreement.

         c) Customer shall make the following resources available to Predictive if the Services are to be performed at Customer's facility:

            i)    A secure work space with telephone.
            ii) Access to Customer's computer system, software, and ancillary equipment, if applicable.
            iii)  Operating supplies.
- -           iv)   Adequate storage space for work materials.
            v) Any project-specific training to Customer's employees that is necessary for Predictive to perform the required Services.

         d) Customer shall make available the further resources, facilities and personnel, and shall have the further responsibilities, if any, set forth in the applicable Statement of Work.

         5.2.   Use Of Services

                Customer shall use the Services only for lawful purposes. Customer will defend, indemnify and hold harmless the Predictive Group (as defined for purposes of indemnification in Paragraph 11.2 hereof), from and against any and all liabilities, judgments, losses, costs (including, without limitation, reasonable fees and disbursements of counsel incurred by the Predictive Group in any action or proceeding between the Predictive Group and Customer or between the Predictive Group and any third party or otherwise), damages, expenses, claims and demands by any person that result from a breach of this Paragraph.

         5.3.   Customer Contact

                The parties shall each designate in Attachment A and in each subsequent Statement of Work a single point of contact to be the project administrator (the "Project Administrator") for the Project. The parties shall provide to the other party ten (10) business days prior written notice of any changes in the Project Administrator describing the changes.

         5.4.   Testing

                Customer shall cooperate with Predictive in Predictive's Project implementation and testing.

         5.5.   Changes

                Customer shall notify Predictive in advance concerning any changes that may affect Predictive's ability to provide the Services.

         5.6.   Project-Specific Obligations

                In order for Predictive to render the Services contemplated by this Agreement, Customer must perform its obligations as identified in this Agreement, the schedules and attachments hereto. Predictive shall not be responsible for any delay or failure of performance arising out of Customer's failure to perform such obligations.

6.       CUSTOMER REQUESTS FOR ADDITIONAL OR MODIFIED SERVICES

         All subsequent additions, deletions or changes to the Services desired by Customer under a specific Statement of Work, including use by third parties, shall be subject to mutual agreement between Customer and Predictive and shall be set forth in a written schedule or addendum to the applicable Statement of Work which will

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become an integral part of such Statement of Work upon the later of the dates on which the parties execute such schedule or addendum.

7.       RESTRICTIONS REGARDING EMPLOYEES

         7.1.   Restrictions Against Solicitation And Hiring.

                While this agreement is in effect, and for a period of twelve months subsequent to the termination of this agreement, neither Predictive nor Customer (including either party's subsidiaries and affiliates) shall (i) solicit for employment any of the other party's employees, without the prior written consent of such other party or
         (ii) employ, either directly or indirectly (as a consultant, independent contractor or otherwise), any of the other party's employees.

         7.2.   Liquidated Damages

                The parties hereby agree that in the event of a breach of Paragraph 7.1 by either party (including such party's subsidiaries and affiliates), the non-breaching party shall be entitled to receive from the breaching party, as liquidated damages, an amount equal to one year's salary of the employee who was wrongfully hired, such salary being calculated on the basis of the annual salary of such employee immediately prior to her leaving the non-breaching party.

8.       OWNERSHIP AND USE OF INFORMATION AND MATERIALS

         Upon receipt of full payment from Customer, Predictive hereby assigns to Customer all rights, title and interest, including, without limitation, copyrights, trade secrets and other intellectual property rights, to the deliverables, if any, prepared by Predictive specifically for Customer under this Agreement (the "Deliverables"). Predictive hereby agrees to provide Customer with reasonable assistance, at Customer's sole expense, in perfecting the foregoing assignment. Notwithstanding the foregoing, the assignment under this Section 8 shall not include any third party works and products used in developing or within the Deliverables. Further, the Deliverables shall not include any technology, techniques, methodologies, programs, code, objects, inventions, data, designs, graphics, specifications, and other reusable components (the "Underlying Components") owned or developed by Predictive prior to, in the course of, or independent of the Project. Customer understands and agrees that the Underlying Components shall be solely owned by Predictive. In the event that any Underlying Components are embedded in any Deliverables, Predictive hereby grants to Customer a personal, perpetual, non-exclusive, non-transferable and fully paid-up limited license to use such Underlying Components solely in relation to its use of the corresponding Deliverables. In addition, Predictive at all times retains the right to use its knowledge, skills, experience, ideas, concepts, processes and techniques developed in the course of performing the Services.

9.       THIRD PARTY USE

         The following provisions shall apply to any Third Party to whom Customer grants, or is required to grant, rights to use the Services (the "Third Party"):

         a) Customer shall be solely responsible for obtaining from each such Third Party any information, access to premises, and other cooperation reasonably needed by Predictive in connection with this Agreement.

         b) Predictive's performance obligations under this Agreement shall be solely to Customer, and not to any Third Party. Customer will indemnify, defend, and hold harmless the Predictive Group, against any and all liabilities, judgments, losses, costs (including, without limitation, reasonable fees and disbursements of counsel incurred by the Predictive Group in any action or proceeding between the Predictive Group and Customer or between the Predictive Group and any third party or otherwise), damages and expenses

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            arising from any and all claims or actions by any Third Party in connection with the Project, regardless of the form of claim or action, whether in contract, tort, warranty, or strict liability.

10.      TERMINATION

         10.1.  Termination For Convenience By Customer

                Customer may terminate this Agreement or a particular Statement of Work by giving thirty (30) days advance written notice to Predictive. The Customer shall then pay within (30) days all unpaid amounts that have been incurred as of the date of termination plus a termination charge equal to thirty percent (30%) of the total remaining fees that would have been due under the terminated Statement(s) of Work, if the remainder of the Services described therein had been fully performed. The remainder balance shall be computed by subtracting the value of paid invoices from the total. value of the Services under the terminated Statement(s) of Work. The parties agree that such termination charge shall constitute consideration for Predictive's time, effort and expense in preparing to perform its obligations, hereunder, as actual damages are difficult to ascertain.

         10.2.  Termination For Breach By Customer

                If Customer fails to pay any outstanding charges within forty-five (45) days after receipt of written notice of delinquency, or if Customer fails to perform or observe any other material term or condition of this Agreement for forty-five (45) days after receipt of written notice from Predictive of such failure, Customer shall be in default and Predictive may, without prejudice to any other right or remedy, suspend performance under, or terminate, this Agreement in its entirety, or in relation to a particular Statement of Work. Any unpaid charges or other obligations accrued prior to such termination shall survive termination of this Agreement or Statement of Work, as applicable.

         10.3.  Termination For Breach By Predictive

                If Predictive fails to perform or observe any material term or condition of this Agreement for forty-five (45) days after Predictive's receipt of written notice from Customer of such failure and has not commenced performance or observance of such material term or condition within such 45-day period, Customer may terminate this Agreement in its entirety, or in relation to a particular Statement of Work. Following termination, Customer shall pay within forty-five (45) days all unpaid charges that have been incurred as of the date of termination.

         10.4. Termination Following Expiration of all Periods Specified in Statements of Work

                If this Agreement is continuing on a monthly basis after the expiration of all periods specified in any Statement of Work, either party may terminate this Agreement with or without cause by giving thirty (30) days advance written notice to the other party. Following termination, Customer shall pay within forty-five (45) days all unpaid charges that have been incurred as of the date of termination.

         10.5.  Termination For Insolvency

                Either party may terminate this Agreement if the other party becomes insolvent, files a Petition in Bankruptcy, or ceases doing business. Following termination, Customer shall pay within forty-five
         (45) days all unpaid charges that have been incurred as of the date of termination.

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11.      WARRANTY AND LIMITATION OF LIABILITY

         11.1.  Warranty And Disclaimer

                PREDICTIVE WARRANTS THAT IT WILL PERFORM THE SERVICES IN A WORKMANLIKE MANNER. PREDICTIVE MAKES NO OTHER WARRANTY OR GUARANTEE, EXPRESSED OR IMPLIED, UNDER THIS AGREEMENT OR ANY STATEMENT OF WORK, AND PREDICTIVE EXPRESSLY DISCLAIMS ANY IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

         11.2.  Limitation Of Liability

                FOR PURPOSES OF INDEMNIFICATION BY CUSTOMER, "THE PREDICTIVE GROUP" SHALL MEAN PREDICTIVE, PREDICTIVE'S PARENT AND ANY AFFILIATED AND SUBSIDIARY COMPANIES, AND THE EMPLOYEES, OFFICERS, AGENTS, AND SUBCONTRACTORS OF ALL OF THEM.

         a) TO THE EXTENT NOT PROHIBITED BY LAW, PREDICTIVE'S TOTAL LIABILITY TO CUSTOMER, REGARDLESS OF THE FORM OF ACTION, SHALL BE LIMITED IN THE AGGREGATE TO THE DIRECT DAMAGES THAT ARE PROVEN OR, IF LESSER, TO THE AMOUNTS ACTUALLY PAID BY CUSTOMER TO PREDICTIVE UNDER THE STATEMENT OF WORK UNDER WHICH SUCH LIABILITY ARISES.

         b) IN NO EVENT SHALL PREDICTIVE BE LIABLE FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, RELIANCE OR SPECIAL DAMAGES, INCLUDING, WITHOUT LIMITATION, DAMAGES FOR HARM TO BUSINESS, LOST PROFITS, LOST SAVINGS OR LOST REVENUES, WHETHER OR NOT PREDICTIVE HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

         c) THESE LIMITATIONS OF LIABILITY SHALL APPLY REGARDLESS OF THE FORM
            OF ACTION, WHETHER IN CONTRACT, WARRANTY, STRICT LIABILITY OR TORT, INCLUDING, WITHOUT LIMITATION, NEGLIGENCE OF ANY KIND WHETHER ACTIVE OR PASSIVE.

         d) PREDICTIVE SHALL FURTHER NOT BE LIABLE FOR (1) IMPAIRMENTS CAUSED BY ACTS OR OMISSIONS OF CUSTOMER, ITS AGENTS, EMPLOYEES, OR LICENSEES, OR (2) THE LACK OF INTEROPERABILITY OF SPECIFIC CUSTOMER APPLICATIONS.

12.      INFRINGEMENT INDEMNIFICATION

         Predictive will indemnify, defend, and hold harmless Customer from and against any and all liabilities, judgments, losses, costs (including, without limitation, reasonable fees and disbursements of counsel incurred by Customer in any action or proceeding between Customer and Predictive or between Customer and any third party or otherwise), damages, and expenses arising from any third party claims that any Deliverable infringes or misappropriates a patent, copyright or trade secret; provided, however, that the foregoing indemnification obligation shall not apply to any alleged infringement or misappropriation based on: (i) use of the Deliverable in combination with products or services not provided by Predictive to the extent that such infringement or misappropriation would have been avoided if such other products or services had not been used;
(ii) any modification or enhancement to the Deliverable made by Customer or anyone other than Predictive or its subcontractors; or (iii) use of the Deliverable other than as permitted under this Agreement.

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13.      INDEMNIFICATION PROCEDURE

         Any party (the "Indemnitee") that intends to claim indemnification under this Agreement shall promptly notify the other (the "Indemnitor") of any claim, demand, action or other proceeding ("Claim") for which the Indemnitee intends to seek indemnification, and the Indemnitor shall have the right to participate in, and, to the extent the Indemnitor so desires, to assume sole control of the defense thereof with counsel selected by the Indemnitor. The indemnity obligations under this Agreement shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the consent of the Indemnitor, which consent shall not be unreasonably withheld or delayed. The failure to deliver notice to the Indemnitor within a reasonable time after the Indemnitee receives notice of a Claim, if prejudicial to Indemnitor's ability to defend such Claim, shall relieve the Indemnitor of its indemnification obligations to the Indemnitee under the provisions of this Agreement, but the failure to deliver such notice to the Indemnitor shall not relieve the Indemnitor of any other liability that it may have to the Indemnitee under this Agreement or otherwise. The Indemnitee, its employees and agents shall cooperate fully with the Indemnitor and its legal representatives in the investigation of any Claim covered by an indemnification from the Indemnitor.

14.      CONFIDENTIALITY

         Each party agrees to maintain all Confidential Information (as defined below) of the other party in confidence to the same extent that it protects its own similar Confidential Information (but in no event less than a reasonable degree of care) and to use such Confidential Information only as permitted under this Agreement. For purposes of this Agreement, "Confidential Information" shall mean information including, without limitation, computer programs, code, objects, algorithms, know-how, formulas, processes, ideas, inventions (whether patentable or not), schematics and other technical, business, financial and product development plans, forecasts and strategies, appropriately marked as confidential or proprietary to the disclosing party, or which, under all circumstances, ought reasonably to be treated as confidential and/or proprietary. Each party agrees to take reasonable precautions to prevent any unauthorized disclosure or use of Confidential Information including, without limitation, disclosing Confidential Information only to its employees and in the case of Predictive, its subcontractors (a) with a need to know to further permitted uses of such Confidential Information and (b) who are parties to appropriate agreements sufficient to comply with this Section 14, and both parties shall take appropriate steps to implement and enforce such non-disclosure/non-use obligations. The foregoing restrictions on disclosure and use shall survive in perpetuity following termination of this Agreement. Notwithstanding the foregoing, Confidential Information shall not include any information that: (i) was or becomes publicly known through no fault of the receiving party; (ii) was rightfully known or becomes rightfully known to the receiving party without confidential or proprietary restriction from a source other than the disclosing party; (iii) is independently developed by the receiving party without access to the Confidential Information; (iv) is approved by the disclosing party for disclosure without restriction in a written document which is signed by a duly authorized officer of such disclosing party; or (v) the receiving party is legally compelled to disclose; provided, however, that prior to any such compelled disclosure, the receiving party will assert the privileged and confidential nature of the Confidential Information against the third party seeking disclosure and notify the disclosing party and make a reasonable attempt in protecting against any such disclosure and/or obtaining a protective order narrowing the scope of such disclosure and/or use of the Confidential Information. In the event that such protection against disclosure is not obtained, the receiving party will be entitled to disclose the Confidential Information, but only as and to the extent necessary to legally comply with such compelled disclosure.

15.      MISCELLANEOUS

         15.1.  Publicity And Advertising

                Neither party shall publish or use any advertising, sales materials, press releases or other publicity which uses the other party's name, logo, trademarks or service marks without the prior written approval of the other party.

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         15.2.  Applicable Law

                This Agreement shall be governed by and construed under the laws of the State of New York without giving effect to its conflict of law principles.

         15.3.  Limitations Of Actions

                Any legal action arising from or in connection with this Agreement, or any service provided or work performed hereunder, must be brought within two (2) years after the cause of action arises. If either party employs attorneys to enforce any rights arising out of or relating to this Agreement, the prevailing party shall be entitled to recover reasonable attorney's fees and costs.

         15.4.  Title

                Nothing in this Agreement shall create or vest in Customer any right, title or interest in the Project, other than the rights expressly granted to Customer under the terms and conditions of this Agreement.

         15.5.  Severability

                If any portion of this Agreement is found to be invalid or unenforceable, the remaining portions shall remain in effect, and the parties will negotiate in good faith for a replacement of the invalid and unenforceable portion.

         15.6.  Conflict

                In the event of a conflict between or among the documents listed below, the following shall be the order of precedence: (i) this Agreement and Attachment B; and (ii) Statements of work (except as to terms specifically identified in a Statement of Work as superseding the terms of this Agreement, in which case such terms shall take precedence over this Agreement for such Statement of Work only).

         15.7.  Assignment

                This Agreement may not be assigned by either party without the written consent of the other party, which consent shall not be unreasonably withheld.

         15.8.  No Third Party Beneficiaries

                This Agreement shall not be deemed to provide third parties with any remedy, claim, right of action, or other rights.

         15.9.  Force Majeure/Delays

                PREDICTIVE SHALL HAVE NO LIABILITY FOR DAMAGES OR DELAYS DUE TO FIRE, EXPLOSION, LIGHTNING, PEST DAMAGE, POWER SURGES OR FAILURES, STRIKES OR LABOR DISPUTES, WATER, ACTS OF GOD, THE ELEMENTS, WAR, CIVIL DISTURBANCES, ACTS OF CIVIL OR MILITARY AUTHORITIES OR THE PUBLIC ENEMY, INABILITY TO SECURE RAW MATERIALS, PRODUCTS OR TRANSPORTATION FACILITIES, FUEL OR ENERGY SHORTAGES, ACTS OR OMISSIONS OF CUSTOMER, COMMUNICATIONS CARRIERS OR SUPPLIERS, OR OTHER CAUSES BEYOND PREDICTIVE'S CONTROL WHETHER OR NOT SIMILAR TO THE FOREGOING.

         15.10. Notices.


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                All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing unless otherwise specified in this Agreement and shall be deemed to have been duly made and received when personally served, or when mailed by first class mail, postage prepaid, to the address indicated on the second page. The parties may change the address on ten (10) days prior written notice.

         15.11. Survival Of Obligations

                Any provision of this Agreement which by its content is intended to apply after termination of this Agreement shall survive its termination.

         15.12. Entire Agreement

                This Agreement, including all attachments hereto and any subsequent Statements of Work, is the entire agreement between the parties with respect to the subject matter hereof and it supersedes all prior agreements, proposals, representations, statements, or understandings, whether written or oral, concerning the same. No change, modification or waiver of any of the terms of this agreement shall be binding unless set forth in writing and signed by both parties. The parties represent that they have read this agreement, understand it and agree to be bound by its terms and conditions. There are no understandings or representations, express or implied, which are not expressed herein.

         15.13. High Risk Activities

                Customer understands and agrees that any software code that may be provided to Customer under this Agreement is not fault-tolerant and is not designed, manufactured or intended for use or resale as control equipment in hazardous environments requiring fail-safe performance, such as in the operation of nuclear facilities, aircraft navigation or communication systems, air traffic control, direct life support machines, or weapons systems, in which the failure of such software product could lead directly to death, personal injury, or severe physical or environmental damage ("High Risk Activities"). Predictive specifically disclaims any express or implied warranty of fitness for High Risk Activities.

         15.14. Independent Contractors

                The parties expressly agree that the relationship between them is that of independent contractors and nothing in this Agreement shall be deemed to create a partnership, joint venture or employment relationship between the parties.

        15.15.  Binding

                This Agreement shall be binding upon and inure to the benefit of the respective parties and their successors.

        15.16.  Counterparts

                This Agreement may be executed in one or more counterparts, each of which shall be deemed to be one original.

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         IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by their duly authorized representatives as of the date written below:


PREDICTIVE, INC.                              The Bear Stearns Companies, Inc.

     sd/-                                          sd/-
By: -----------------------------             By: -----------------------------

        PRESIDENT
Title: ---------------------------            Title: --------------------------

        11/1/00                                       11/7/00
Date: ----------------------------            Date: ---------------------------


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